                        Bylaws of GT Acquisition Company

                     (Incorporated in the State of Delaware)

                           Adopted: November 27, 2002

                                   TABLE OF CONTENTS

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   SECTION 7.4.  ACTION WITH RESPECT TO SECURITIES OF OTHER
                    CORPORATIONS.........................................    15
   SECTION 7.5.  COMPUTATION OF TIME.....................................    15
   SECTION 7.6.  WAIVER OF NOTICE........................................    15
   SECTION 7.7.  AMENDMENTS..............................................    15

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                                     BYLAWS

                                ARTICLE I. OFFICE

     SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation, required by the General Corporation Law of the State of Delaware to be
maintained in the State of Delaware, shall be in care of The Corporation Trust
Company, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New
Castle, or such other address as the Board of Directors of the Corporation may from time to time determine.

     SECTION 1.2. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in Hempfield, Pennsylvania. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of
Directors may designate, or as the business of the Corporation may from time to time require.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETING. An annual meeting of the stockholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting, shall be held on the third Monday in the month of
April in each year, beginning with the year 2004, or on such other day within such month as shall be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders, which may be held for any purpose or purposes, may be called by the Chairperson of the
Board, the Chief Executive Officer, the President, or the Board of Directors.

     SECTION 2.3. PLACE AND TIME OF MEETINGS. Meetings of stockholders shall be held at the principal office of the Corporation or such other place as may be designated from time to time by the Board of Directors. Such meetings shall be convened at 10:00 a.m.; provided, however, that the Board of Directors or the person or persons calling such meeting may fix another reasonable hour for convening.

     SECTION 2.4. NOTICE OF MEETINGS. Unless waived, written or printed notice of each meeting of stockholders shall be given which shall state the place, if any, date and hour of the meeting,

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the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, or where otherwise required by law, the purpose or purposes for which the meeting is called. Such notice shall be delivered or given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the
Chairperson of the Board, the Chief Executive Officer, the President, the
Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is given by mail, it shall be deemed delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the records of the
Corporation. Attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business thereat because the meeting is not lawfully called or convened.

     SECTION 2.5. ADJOURNMENT. Any meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 2.6. DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO VOTE. The date for determining the stockholders entitled to vote at a meeting of stockholders shall be established pursuant to Section 5.4 if action thereunder shall have been taken to establish the record date; otherwise, only the stockholders who are stockholders of record at the close of business on the day next preceding the day upon which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, shall be entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

     SECTION 2.7. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list

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shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10)
days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.8. QUORUM AND REQUIRED VOTE. Unless a larger number is provided by law, the Certificate of Incorporation, or these Bylaws, one-third of the outstanding shares of stock of the Corporation entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders and the decision of a majority of those shares represented in person or by proxy and voting shall be valid as a corporate act. If less than one-third of the outstanding shares of each class of stock entitled to vote are represented at any such meeting, a majority of the shares so represented may adjourn the meeting to a specified date after such adjournment, from time to time, provided that if any adjournment is to a date more than thirty (30) days after the date of the meeting or the adjournment thereof, a notice of the adjourned meeting shall be given to each stockholder of record who was entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that could have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until the adjournment thereof notwithstanding the subsequent withdrawal of stockholders representing enough shares to leave less than a quorum.

     SECTION 2.9. PROXIES. A stockholder entitled to vote at meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or consent either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Proxies shall be filed with the Secretary of the Corporation before or at the time of such meeting. A Stockholder granting a revocable proxy may revoke the same by (i)
attending in person and voting at the meeting, (ii) filing a written notice of revocation with the Secretary prior to the meeting, or (iii) executing a proxy bearing a date and time later than that of the proxy to be revoked.

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     SECTION 2.10. CONVENING STOCKHOLDERS MEETINGS. The Chairperson of the
Board, or in his absence, the Chief Executive Officer, or in his absence, the
President, or in his absence, the Secretary, or in the absence of all of the foregoing, any other officer or any of the persons calling the meeting by a notice given as herein provided (in the order of seniority of age) shall call meetings of stockholders to order and act as chairperson thereof and determine the order of business thereof. Notwithstanding the foregoing, the stockholders present may elect the chairperson of such meeting from among their members. The
Secretary shall act as secretary of all meetings of stockholders and shall record the proceedings thereof, but in the absence of the Secretary, or if such person is serving as chairperson, the chairperson may appoint any other person to act as secretary.

     SECTION 2.11. VOTING AT MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, every stockholder entitled to vote at a meeting of stockholders upon a particular question shall have one (1) vote for each share of voting stock standing in his name on the books of the Corporation on the record date (as determined under Section 2.5 of these Bylaws).

     SECTION 2.12. PERSONS WHO MAY VOTE CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of a governing provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, custodian, curator, or trustee may be voted by such fiduciary, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares (i) unless such person has expressly empowered the pledgee to vote thereon and has furnished notice thereof to the
Corporation, or (ii) until the shares have been transferred into the name of the pledgee, in either of which cases the pledgee or his proxy shall be entitled to represent and vote the shares so transferred. In all cases described in this section, the Corporation may require reasonable substantiation of the right of any person to vote the shares.

     SECTION 2.13. ACTIONS WITHOUT MEETINGS. Unless otherwise provided by law or in the Corporation's Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the
Corporation may be taken without a meeting, without prior notice and without a

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vote, if a consent in writing, or by electronic transmission or transmissions, setting forth the action so taken, shall be signed and filed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 3.1. GENERAL POWERS. The property and business of the Corporation shall be controlled and managed by the Board of Directors. The Board of
Directors may exercise all powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders or some particular officer of the Corporation.

     SECTION 3.2. NUMBER, TERM AND ELECTION. The number of directors constituting the full Board of Directors of the Corporation shall be one (1) or such other number as shall be established by the Board of Directors. At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders entitled to vote shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which such person is elected and until his successor shall have been elected and qualified, except as otherwise provided by law or these Bylaws.

     SECTION 3.3. REMOVAL OF DIRECTORS. Any director or the entire Board of
Directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation's stock issued and outstanding and entitled to vote at an election of directors, in the manner and subject to the limitations provided by law.

     SECTION 3.4. REGULAR MEETINGS. The Board of Directors, by resolution fixing the time and place thereof, shall provide for the holding of a regular meeting or meetings, which may thereafter be held at the designated time and place without further notice thereof to the directors.

     SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairperson of the Board, the Chief
Executive Officer, the President, or any two (2) directors. Unless waived, notice of any special meeting, stating the place, day and hour thereof, which

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notice need not state the purpose or purposes for the meeting, shall be given at least three (3) days prior thereto by the person or one of the persons calling the meeting, either orally, or if in writing, by hand delivery, mail or electronic transmission, to each director either at the most recent address which such person has furnished the Secretary or at his last known residence address. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, postage prepaid. The giving of notice to a person at such person's address as shown on the records of the corporation shall not be required if such notice is returned undeliverable unless the notice was given by electronic transmission. Attendance of a director at any special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business thereat because such meeting is not lawfully called or convened.

     SECTION 3.6. PLACE OF MEETINGS. Meetings of the Board of Directors or any
committee designated by the Board of Directors may be held at any place either within or without the State of Delaware. Members of the Board of Directors or of
any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     SECTION 3.7. QUORUM AND REQUIRED VOTE. Unless a greater number is required by law, the Certificate of Incorporation, or these Bylaws, a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at a meeting, or the director if only one (1) is present, or the Secretary if no director is present, may adjourn the meeting which may be held on a subsequent date without further notice, provided a quorum is present at such adjourned meeting.

     SECTION 3.8. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole board, may designate two (2) or more directors to constitute an Executive Committee, which committee, except as provided by law or by resolution of a majority of the full Board of Directors, shall have and exercise all authority of the Board of Directors in the management of the Corporation. Any or all members of the Executive Committee may be removed at any time, with or without cause, by vote of a majority of the full
Board of Directors. Unless the Board of Directors provides for a greater number, a majority of the members constituting the full Executive Committee

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shall be a quorum and the act of such majority shall be the act of the Executive
Committee. In the absence or disqualification of a member of the Executive
Committee, the other member or members thereof present at a meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified number.

     SECTION 3.9. OTHER COMMITTEES. Other committees of two (2) or more members of the Board of Directors may be established from time to time by the Board of
Directors, by resolution adopted by a majority of the whole board. Such other committees shall have such purposes and such powers and shall continue for such terms as the Board of Directors may determine by resolution. The Board of
Directors shall have the power to appoint alternate members of any such committee, to remove any member thereof and to fill any vacancy therein, and to designate the chairperson of such other committee, provided, however, that in the absence or disqualification of a member of such committee, the other member or members thereof present at a meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified members. Unless otherwise provided by the
Board of Directors, a majority of the members of such committee shall be a quorum, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

     SECTION 3.10. COMPENSATION. The Corporation may reimburse each director for the expenses, if any, incurred by him in attending each meeting of the Board of
Directors or of any committee of the Board of which such person is a member, and may pay such compensation or retainer to the directors as the Board of Directors may from time to time determine.

     SECTION 3.11. ACTIONS WITHOUT MEETINGS. Any action which is required or permitted to be taken at a meeting of the Board of Directors or of the Executive
Committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of any such committee, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of such committee, as the case may be.

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                              ARTICLE IV. OFFICERS

     SECTION 4.1. GENERAL. The principal executive officers of the Corporation shall be a Chief Executive Officer, a Chairperson of the Board, a President, one
(1) or more Vice-Presidents (any of whom may be designated with descriptive titles), a Secretary, and a Treasurer. The Board of Directors may appoint such other officers and agents (including, but not limited to, one (1) or more
Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers), as
it shall deem necessary, who shall have such authority and shall perform such duties as are set out in these Bylaws or as from time to time shall be prescribed by the Board of Directors. Any two (2) or more of the aforesaid offices may be filled by the same person. The Board of Directors, at its first annual meeting and thereafter from time to time, shall elect the principal executive officers and other officers of the Corporation, who shall serve at the pleasure of the Board of Directors. Any officer or agent may be removed by the
Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby. The Board of Directors shall determine the salary and other compensation of all officers and agents of the Corporation.

     SECTION 4.2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the
Corporation shall have general and active management of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried out.

     SECTION 4.3. CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall preside at meetings of the Board of Directors. If expressly designated as such by the Board of Directors, the Chairperson of the Board shall be Chief Executive
Officer of the Corporation, with the powers and duties which attend to such position.

     SECTION 4.4. PRESIDENT. If no Chairperson of the Board is serving, or if the Chairperson of the Board has not been expressly designated Chief Executive
Officer, the President shall be the Chief Executive Officer of the Corporation, with the powers and duties which attend to such position. If the Chairperson of the Board is Chief Executive Officer, the President shall be the Chief Operating
Officer of the Corporation, being responsible at all times to the Chairperson of the Board. If no Chairperson of the Board is serving, or in the absence of the
Chairperson of the Board, the President shall preside at meetings of the Board of Directors.

     SECTION 4.5. VICE-PRESIDENTS. Vice-Presidents shall perform such duties and exercise such powers as shall be delegated by the Chief Executive Officer or as shall be designated by the Board of Directors.

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     SECTION 4.6. SECRETARY. The Secretary shall attend all meetings of the
Board of Directors and the stockholders, and except as otherwise provided in these Bylaws, shall act as clerk thereof and record all votes and the minutes of all proceedings in books kept for that purpose. Such person shall keep in safe custody the seal of the Corporation and, when authorized by the Board of
Directors, affix the seal to any instrument requiring the same and, when so ordered, add his signature as an attestation thereof. Such person shall give, or cause to be given, a notice as required of all meetings of the stockholders and of the Board of Directors; such person shall keep or cause to be kept a stock certificate and transfer book and a list of all the stockholders and their respective addresses and shall perform such other duties as may be prescribed by the Board of Directors or by the Chief Executive Officer, under whose supervision such person shall be.

     SECTION 4.7. TREASURER. The Treasurer shall have the custody of the
Corporation's funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the
Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. Such person shall disburse the funds of the
Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the Chief Executive Officer and directors at the regular meetings of the Board of Directors and to the stockholders at the annual meeting of the stockholders or whenever the Board of
Directors may require it, an account of all his transactions as the Treasurer and of the financial condition of the Corporation.

     SECTION 4.8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant
Secretary or Secretaries, if any, shall perform such duties and exercise such powers as shall be delegated by the Secretary or as shall be designated by the chief executive officer or by the Board of Directors. An Assistant Secretary may, in the absence or disability of the Secretary, perform all the duties and exercise all the powers of the Secretary. The Assistant Treasurer or Treasurers,
if any, shall perform such duties and exercise such powers as shall be delegated by the Treasurer or as shall be designated by the chief executive officer or by the Board of Directors. An Assistant Treasurer may, in the absence or disability of the Treasurer, perform all the duties and exercise all the powers of the
Treasurer.

     SECTION 4.9. VACANCIES. If the office of any officer of the Corporation becomes vacant because of death, resignation, removal or for any other reason or if any officer of the Corporation is unable to perform the duties of his office for any reason, the Board of Directors may choose a successor who shall replace such officer or the Board of Directors may delegate the duties of any

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such vacant office to any other officer or to any Director of the Corporation for the unexpired portion of the term.

                            ARTICLE V. CAPITAL STOCK

     SECTION 5.1. CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson of the Board, if such person is the Chief Executive Officer, or the President or a Vice-President, and by the Secretary or an Assistant
Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any of or all of such signatures may be facsimiles. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     SECTION 5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may
issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 5.3. STOCK TRANSFERS. The Corporation shall register transfer of a certificate of stock, together with the date of such transfer, if such certificate is (i) delivered and endorsed by the person appearing by the certificate to be the owner of the shares represented thereby, (ii) delivered together with a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same, signed by the person appearing by the certificate to be the owner of the shares represented thereby, or (iii) delivered together with a separate document containing a written assignment of the certificate signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, custodian, or other person duly authorized by law (and presenting evidence of such authority satisfactory to the Corporation) to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby.

     SECTION 5.4. CLOSING OF TRANSFER BOOKS. So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend

                                      -10-

or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10)
days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only the stockholders who are stockholders of record on the date of closing the transfer books shall be entitled to notice of, and to vote at, the meeting, or to express consent in writing to corporate action without a meeting, and any adjournment thereof, or to receive payment of the dividend or other distribution or allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid.

     SECTION 5.5. RECORD HOLDERS OF STOCK. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided for by law.

     SECTION 5.6. DIVIDENDS. The Board of Directors may declare, and the
Corporation may pay, dividends on its outstanding shares of capital stock in accordance with law and the Certificate of Incorporation.

     SECTION 5.7. TREASURY STOCK. All issued and outstanding stock of the
Corporation that may be purchased or otherwise acquired by the Corporation and not retired shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation nor be counted for purposes of determining whether a quorum exists at any meeting of the stockholders.

                           ARTICLE VI. INDEMNIFICATION

     SECTION 6.1. LIABILITIES COVERED. The Corporation

          (i) shall indemnify, to the fullest extent permitted by law, any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that such person is or was or has

                                      -11-

     agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, in the manner set forth by the General
     Corporate Law of the State of Delaware, as from time to time in effect, and

          (ii) may indemnify, to the fullest extent permitted by law, any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation) or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the
     Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, upon a determination of the
     Board of Directors of the Corporation that such person should be indemnified,

against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit, or proceeding. Any and all indemnification and advancement of expenses provided by or granted pursuant to this Article of these Bylaws shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          The Corporation may also from time to time enter into agreements providing for indemnification of any such person upon a vote of the shareholders or upon the vote of a majority of the disinterested directors of the
Corporation, to the fullest extent permitted by law. The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          SECTION 6.2. ADVANCE PAYMENT OF EXPENSES. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not lawfully entitled to be indemnified by the
Corporation. Such expenses incurred by other employees or agents

                                      -12-

may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SECTION 6.3. INSURANCE. The Board of Directors shall have the power to cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

     SECTION 6.4. CONSOLIDATIONS AND MERGERS. For the purpose of this Article VI of these Bylaws, references to "the Corporation" include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of any such constituent corporation or is or was serving at the request of any such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article of these Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 6.5. OTHER DEFINITIONS. For the purpose of this Article of these
Bylaws, the term "other enterprises" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the
Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article of these Bylaws.

                           ARTICLE VII. MISCELLANEOUS

     SECTION 7.1. NEGOTIABLE INSTRUMENTS AND CONTRACTS. All checks, drafts, notes, demands for money and all other commercial paper and contracts and other obligations of the Corporation shall

                                      -13-

be executed in such manner and by such officer or officers or persons as the
Board of Directors may from time to time designate.

     SECTION 7.2. RESIGNATIONS. Any director or officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall take effect on the date on which the notice thereof is received or at any later time specified therein, and, unless otherwise specified herein, the acceptance of such resignation by the Corporation shall not be necessary to make it effective.

     SECTION 7.3. FISCAL YEAR. The Board of Directors shall, by resolution, determine the fiscal year of the Corporation.

     SECTION 7.4. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.
Unless otherwise provided by the Board of Directors, the Chief Executive
Officer, or, if none, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of or with respect to any action of the stockholders of any other corporation in which the Corporation may hold securities, and otherwise to exercise any and all rights powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     SECTION 7.5. COMPUTATION OF TIME. In applying any provision of these Bylaws relating to the number of days prior or subsequent to an event that an act be done or notice be given, calendar days shall be the basis of the computation of the time period, excluding the day on which the act is to be done and including the day of the event to which the act or notice relates.

     SECTION 7.6. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of the Delaware Corporation Law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except as otherwise required by law or the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors, or a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

     SECTION 7.7. AMENDMENTS. The Board of Directors, to the extent permitted by the Certificate of Incorporation and by law, may, by the affirmative vote of a majority of the full Board of Directors, alter, amend or repeal these Bylaws.

                                      -14-

                       DIRECTORS - GT ACQUISITION COMPANY

                                  July 7, 2003

     BE IT RESOLVED, that the first sentence of Section 3.2 of Article III of the Bylaws of the corporation be and hereby is amended to read as follows: "The number of directors constituting the full Board of Directors of the corporation shall be five (5)."